Exhibit 10.1

Chevy Chase Bank

Change in Terms Agreement

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$250,000.00	03-01-2005	03-01-2007	9001	4AO / 8120	0120535	40536

References in the shaded area are of Lender’s use only and do no limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Precision Auto Care, Inc.	Lender:	Chevy Chase Bank, F.S.B.
	748 Miller Drive, S.E.		Commercial Banking Division
	Leesburg, VA 20175		7501 Wisconsin Avenue, 12th Floor
Bethesda, MD 20814

Principal Amount: $250,000.00		Date of Agreement: February 28, 2006

DESCRIPTION OF EXISTING INDEBTEDNESS. That certain Promissory Note dated March 1, 2005 made by Borrower to Lender (the “Note”), which was a renewal of that certain Promissory Note dated March 9, 2004 in the original principal amount of $250,000.00.

DESCRIPTION OF CHANGE IN TERMS. The maturity date of the Note is hereby extended from March 1, 2006 to March 1, 2007.

CONTINUITY VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced of securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

CLARIFICATION OF GOVERNING LAW. Notwithstanding anything to the contrary in any of the documents, the parties agree that federal law governs the Agreement or Promissory Note, as the case may be, and Maryland law will apply only to the extent it is not otherwise superceded or preempted by federal law.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AN SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

PRECISION AUTO CARE, INC.

By:	/s/ Robert R. Falconi	(Seal)	By:	/s/ Mark P. Francis	(Seal)
	Robert R. Falconi, President of			Mark P. Francis, Controller of
	Precision Auto Care, Inc			Precision Auto Care, Inc.